                             MEMORANDUM OF AGREEMENT

      This Memorandum of Agreement is entered into as of this 1st day of August, 2004, between AIM Equity Funds, AIM Funds Group, AIM Growth Series, AIM International Mutual Funds and AIM Investment Securities Funds, (each a "Trust" and collectively, the "Trusts"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and AIM Investment Services, Inc. ("AIS"). This Memorandum of Agreement restates the Memorandum of Agreement dated as of July 1, 2003, as restated November 25, 2003, between AIM Equity Funds, AIM Funds Group, AIM Growth Series, AIM International Funds, Inc., AIM Investment Securities Funds and A I M Fund Services, Inc. (now known as AIM Investment Services, Inc.).

      For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and AIS as follows:

      Each Trust and AIS agree until the date set forth on the attached Exhibit "A" that AIS will limit transfer agency expenses of each Fund's Institutional Class at the rates, on an annualized basis, set forth on Exhibit "A". The Boards of Trustees and AIS may terminate or modify this Memorandum of Agreement prior to the date set forth on Exhibit "A" only by mutual written consent. AIS will not have any right to reimbursement of any amount so waived.

      The Trusts and AIS agree to review the then-current waivers or expense limitations for each class of each Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such waivers or limitations should be amended, continued or terminated. Unless the Trusts, by vote of its Boards of Trustees, or AIS terminate the waivers or limitations, or the Trusts and AIS are unable to reach an agreement on the amount of the waivers or limitations to which the Trusts and AIS desire to be bound, the waivers or limitations will continue for additional one-year terms at the rate to which the Trusts and AIS mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Trusts and AIS agree to be bound.

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Fund, as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund, as provided in the Trust's Agreement and Declaration of Trust.

      IN WITNESS WHEREOF, each Trust, on behalf of itself and its Funds listed in Exhibit "A" to this Memorandum of Agreement, and AIS have entered into this Memorandum of Agreement as of the date written above.

                                           AIM EQUITY FUNDS
                                           AIM FUNDS GROUP
                                           AIM GROWTH SERIES
                                           AIM INTERNATIONAL MUTUAL FUNDS
                                           AIM INVESTMENT SECURITIES FUNDS


                                           By: /s/ Robert H. Graham
                                              __________________________________

                                           Title: President
                                                 _______________________________

                                           AIM INVESTMENT SERVICES, INC.

                                           By: /s/ William Galvin
                                              __________________________________

                                           Title: President
                                                 _______________________________

                                   EXHIBIT "A"

                                AIM EQUITY FUNDS

FUND                                  EXPENSE LIMITATION         COMMITTED UNTIL
----                                  ------------------         ---------------
AIM Aggressive Growth Fund
       Institutional Class                  0.10%                October 31, 2004
AIM Blue Chip Fund
       Institutional Class                  0.10%                October 31, 2004
AIM Capital Development Fund
       Institutional Class                  0.10%                October 31, 2004
AIM Charter Fund
       Institutional Class                  0.10%                October 31, 2004
AIM Constellation Fund
       Institutional Class                  0.10%                October 31, 2004
AIM Weingarten Fund
       Institutional Class                  0.10%                October 31, 2004

                                 AIM FUNDS GROUP

FUND                                  EXPENSE LIMITATION          COMMITTED UNTIL
----                                  ------------------          ---------------
AIM Balanced Fund
       Institutional Class                  0.10%                December 31, 2004
AIM Premier Equity Fund
       Institutional Class                  0.10%                December 31, 2004

                                AIM GROWTH SERIES

FUND                                  EXPENSE LIMITATION          COMMITTED UNTIL
---                                   ------------------          ---------------
AIM Basic Value Fund
       Institutional Class                  0.10%                December 31, 2004
AIM Mid Cap Core Equity Fund
       Institutional Class                  0.10%                December 31, 2004
AIM Small Cap Growth Fund
       Institutional Class                  0.10%                December 31, 2004

                         AIM INTERNATIONAL MUTUAL FUNDS

FUND                                  EXPENSE LIMITATION         COMMITTED UNTIL
----                                  ------------------         ---------------
AIM International Growth Fund
       Institutional Class                  0.10%                October 31, 2004

AIM INVESTMENT SECURITIES FUNDS

FUND                                  EXPENSE LIMITATION         COMMITTED UNTIL
----                                  ------------------         ---------------
AIM Limited Maturity Treasury Fund
       Institutional Class                  0.10%                 July 31, 2005

                                       A-1